UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2007

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 927-2265

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	OTHER EVENTS

On July 19, 2007, Judith O’Connell Allen, Chairman of the Board, retired as Chairman of the Board of Bank of Marin Bancorp and its subsidiary, Bank of Marin, effective on that date.  She will remain a director of both Bank of Marin Bancorp and Bank of Marin.

On July 19, 2007, by unanimous vote of members present, the Board of Directors appointed Joel Sklar, M.D. to the position of Chairman of the Board of Bank of Marin Bancorp and its subsidiary, Bank of Marin, effective on that date.  Dr. Sklar has been a director of the Bank of Marin since 1989 and serves on the Executive Committee. Dr. Sklar is managing partner of Cardiovascular Associates of Marin and San Francisco and serves as Chief of the Cardiology Division at Marin General hospital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2007	BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President and Chief Financial Officer